EXHIBIT 10.15

                       UNRESTRICTED STOCK AWARD AGREEMENT

     THIS UNRESTRICTED STOCK AWARD AGREEMENT (the "Award Agreement") is between Westside Energy Corporation, a Nevada corporation ("Company"), and Keith D. Spickelmier ("Participant").

     WITNESSETH:

     WHEREAS, the Board of Directors and stockholders of the Company have approved the Company's 2007 Equity Incentive Plan (the "Plan") (all capitalized terms that are used herein but not defined shall have the meanings ascribed to them in the Plan); and

     WHEREAS, the Plan permits the Compensation Committee of the Board of Directors to approve grants of stock awards (a "Stock Award") to selected individuals; and

     WHEREAS, the Compensation Committee has selected the Participant to receive a Stock Award upon the terms, provisions and conditions set forth herein;

     NOW, THEREFORE, in consideration of the above premises, the Company and the Participant agree as follows:

     1.     GRANT  OF  STOCK  AWARD

     Subject to the terms and conditions set forth herein and those contained in the Plan, and for and in consideration of services heretofore provided and hereafter to be provided by the Participant to the Company, the Participant is hereby awarded, pursuant to the Plan and without any further consideration, a Stock Award consisting of a total of 33,333 shares of the Company's common stock, par value $.01 per share ("Common Stock"). For purposes of this Award Agreement, the date of grant of the Stock Award (the "Date of Grant") shall be November 9, 2007.

     2.     VESTING

     The Participant is 100% vested in the Stock Award immediately upon the issuance thereof pursuant to this Award Agreement.

     3.     TERMS

     (a) TAX CONSEQUENCES. The grant and/or purchase of Shares pursuant to this Stock Award may have federal and state income tax consequences. The Participant should consult a tax advisor before receiving a grant of the Shares and before disposing of the Shares granted, particularly with respect to the tax laws of his or her state.

     (b) ENTIRE AGREEMENT: GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and this Award Agreement may not be amended except by means of a writing signed by the Company and Participant. In the event of conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall control. THIS AWARD AGREEMENT IS GOVERNED BY TEXAS LAW EXCEPT FOR THAT BODY OF LAW PERTAINING TO CONFLICT OF LAWS.

     (c) WARRANTIES, REPRESENTATIONS AND COVENANTS. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any questions relating to the Plan and this Award Agreement. Participant acknowledges and agrees that nothing in the Plan or this Award Agreement shall be deemed to prevent the Company from terminating the Company's relationship (including any employment relationship) with Participant, nor to prevent Participant from terminating his or her relationship (including any employment relationship) with the Company, or to give Participant a right to be retained in any office, directorship, relationship, position, employment or other service by the Company for any period of time.

     (d) WITHHOLDING. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from Participant's salary, wages or other remuneration in connection with the acceptance of the Stock Award provided for herein, the Company may withhold from Participant's compensation or may require that Participant advance in cash to the Company the statutory minimum amount of such withholdings unless a different withholding arrangement is permitted by law and is agreed to by the Company.

     (e) ACCEPTANCE OF STOCK AWARD. Unless the Stock Award provided for herein is accepted by Participant (as provided in the following sentence) within 10 business days of the date set forth below, such Stock Award shall become null and void without any further act or deed. Participant may accept the Stock Award provided for herein by the execution and return to the Company of this Award Agreement within 10 business days of the date set forth below.

     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the 7th day of December, 2007.

"COMPANY"                              "PARTICIPANT"

WESTSIDE  ENERGY  CORPORATION,
a  Nevada  corporation

By:/s/ Douglas G. Manner                /s/ Keith D. Spickelmier
Name: Douglas G. Manner                 Keith  D.  Spickelmier
Title:Chief Executive Officer           Address:     #2  Pinehill
Address:     3131  Turtle  Creek  Blvd.              Houston, Texas 77019
             Suite  1300
             Dallas,  Texas  75219